UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Provident Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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239 Washington Street

Jersey City, New Jersey 07302

March 16, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held on Thursday, April 26, 2012, at 10:00 a.m., local time, at the Doubletree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

The business to be conducted at the Annual Meeting consists of the election of four directors, an advisory (non-binding) vote on executive compensation, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Your vote is very important regardless of the number of shares you own. We urge you to complete, sign and return the enclosed Proxy Card as soon as possible, or to vote by Internet or telephone as described on your Proxy Card, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., we thank you for your continued support.

Sincerely,

Christopher Martin

Chairman, President and

Chief Executive Officer

239 Washington Street

Jersey City, New Jersey 07302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2012 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held at the Doubletree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 26, 2012, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	The election of four persons named in the attached Proxy Statement to serve as directors of Provident Financial Services, Inc., each for a three-year term.

2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.

3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Provident Financial Services, Inc. for the year ending December 31, 2012.

4.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. has fixed March 6, 2012 as the record date for determining the stockholders entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Please complete, sign and mail the enclosed Proxy Card promptly in the enclosed postage-paid envelope. You may also vote by Internet or telephone as described on your Proxy Card. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors

John F. Kuntz, Esq.

Corporate Secretary

Jersey City, New Jersey

March 16, 2012

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR TO VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ON YOUR PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2012—This Proxy Statement and Provident’s 2011 Annual Report to Stockholders are each available at http://www.cfpproxy.com/5429.

PROVIDENT FINANCIAL SERVICES, INC.

PROXY STATEMENT FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 26, 2012

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to stockholders of Provident Financial Services, Inc. (“Provident”) in connection with the solicitation of proxies by the board of directors of Provident for use at the 2012 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, April 26, 2012 at 10:00 a.m., local time, at the Doubletree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey. The term “Annual Meeting” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated March 16, 2012 and is first being mailed to stockholders of Provident on or about March 20, 2012.

The 2012 Annual Meeting of Stockholders

Date, Time and Place	Provident will hold its Annual Meeting of Stockholders on April 26, 2012, 10:00 a.m., local time, at the Doubletree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

Record Date	March 6, 2012.

Shares Entitled to Vote	60,702,206 shares of Provident common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on the election of four directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, and the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2012.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation and the ratification of KPMG LLP as the independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Provident’s Board of Directors Recommends You Vote in Favor of the Proposals	Provident’s board of directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2012.

Provident	Provident is a Delaware corporation and the bank holding company for The Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operated 82 full-service branch offices in northern and central New Jersey at December 31, 2011. Provident had $7.10 billion in total assets at December 31, 2011. Provident’s principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302. Provident’s telephone number is (732) 590-9200.

Who Can Vote

The Provident board of directors has fixed March 6, 2012 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Provident common stock at the close of business on such date will be entitled to vote at the Annual Meeting. On March 6, 2012, 60,702,206 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 5,760 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Provident common stock outstanding on March 6, 2012 will be entitled to one vote for each share held of record. However, Provident’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of Provident common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to elect four directors, vote on an advisory basis on executive compensation, and ratify the appointment of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2012. Provident may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, to ensure that your vote is counted at the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the four nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, and “FOR” the ratification of the appointment of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2012.

Stockholders of record can vote in person at the Annual Meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote in person at the Annual Meeting.

The board of directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, Provident intends that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in the Proxy Card in their best judgment.

Participants in Provident Benefit Plans

If you are a participant in The Provident Bank Employee Stock Ownership Plan or The Provident Bank 401(k) Plan, or any other benefit plans sponsored by The Provident Bank through which you own shares of Provident common stock, you will have received with this Proxy Statement voting instruction forms that reflect all shares you may vote under the plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Provident common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans. The deadline for returning your voting instructions is April 22, 2012.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation and ratification of the appointment of the independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting a written notice of revocation to the Corporate Secretary of Provident prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.

239 Washington Street

Jersey City, New Jersey 07302

Attention: John F. Kuntz, Esq.

  Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Provident will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of Provident common stock and secure their voting instructions, if necessary. Provident will reimburse such holders of record for their reasonable expenses in taking those actions. Provident has also made arrangements with Phoenix Advisory Partners to assist Provident in soliciting proxies and has agreed to pay them a fee of $7,000 plus reasonable expenses for their services. If necessary, Provident may also use several of its employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail or letter.

Householding

Unless Provident has received contrary instructions, Provident has sent a single copy of these proxy materials to any household at which one or more stockholders reside if Provident believes the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce Provident’s expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•

If your shares are registered in your own name, contact Provident’s transfer agent and inform them of your request to revoke householding by calling them at 1-800-368-5948 or by writing them at Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Investor Relations Department. Future proxy mailings will then be mailed to each individual stockholder.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2012.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of Provident common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. Based on such reports, the following table sets forth as of March 6, 2012, certain information as to the shares of Provident common stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Provident common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of Provident common stock as of March 6, 2012. For purposes of the following table and the table included under the heading “Management,” in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of shares of common stock: (i) over which he or she has, or shares, directly or indirectly (including through a spouse), voting or investment power; or (ii) as to which he or she has the right to acquire beneficial ownership at any time within 60 days after March 6, 2012.

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding (1)
The Provident Bank Employee Stock Ownership Plan Trust GreatBanc Trust Company, Trustee	4,554,105	(2)	7.5%
801 Warrenville Road, Suite 500 Lisle, Illinois 60532

Dimensional Fund Advisors LP	4,970,892	(3)	8.2%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746

BlackRock, Inc.	4,670,394	(4)	7.7%
40 East 52nd Street New York, New York 10022

The Vanguard Group, Inc.	3,147,981	(5)	5.2%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

(1)	Based on 60,702,206 shares of Provident common stock outstanding as of March 6, 2012.
(2)	This information is based on Amendment No. 8 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2012 by GreatBanc Trust Company, as Trustee on behalf of The Provident Bank Employee Stock Ownership Plan Trust. According to the filing, The Provident Bank Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 3,246,277 shares of Provident common stock; (ii) shared power to vote or direct the vote of 1,307,828 shares of Provident common stock; and (iii) sole power to dispose or direct the disposition of 4,554,105 shares of Provident common stock.
(3)	This information is based on Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012 by Dimensional Fund Advisors LP.
(4)	This information is based on Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012 by BlackRock, Inc.
(5)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012 by The Vanguard Group, Inc.

Management

The following table sets forth information about shares of Provident common stock owned by each nominee for election as director, each incumbent director whose term will continue following the Annual Meeting, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 6, 2012.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly (1)		Options Exercisable within 60 days	Beneficial Ownership	Percent of Class (2)	Unvested Stock Awards included in Beneficial Ownership
NOMINEES
Geoffrey M. Connor	Director	78,382		166,400	244,782	*	6,000
Christopher Martin	Chairman, President and Chief Executive Officer	386,332	(3)	101,361	487,693	*	20,745
Edward O’Donnell	Director	96,742		166,400	263,142	*	6,000
Jeffries Shein	Director	784,447	(4)	20,400	804,847	1.3%	6,000

INCUMBENT DIRECTORS
Thomas W. Berry	Director	53,000		20,400	73,400	*	6,000
Laura L. Brooks	Director	25,808		13,400	39,208	*	6,000
Frank L. Fekete	Director	77,550		166,400	243,950	*	6,000
Terence Gallagher	Director	13,500		—	13,500	*	6,000
Carlos Hernandez	Director	71,534		166,400	237,934	*	6,000
Thomas B. Hogan Jr.	Director	17,600	(5)	—	17,600	*	6,000
Katharine Laud	Director	64,904		3,200	68,104	*	6,000

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Donald W. Blum**	Executive Vice President and Chief Lending Officer	52,638		123,139	175,777	*	7,192
John F. Kuntz	Executive Vice President, General Counsel and Corporate Secretary	52,812		122,202	175,014	*	8,961
Thomas M. Lyons	Executive Vice President and Chief Financial Officer	59,908		33,482	93,390	*	8,307
Michael A. Raimonde**	Executive Vice President and Director of Retail Banking	25,338		22,245	47,583	*	7,377
All directors and executive officers as a group (21 persons)		2,011,377		1,266,204	3,277,581	5.3%	143,854

*	Less than 1%
**	Messrs. Blum and Raimonde are officers of The Provident Bank only.

(1)	The amounts shown for executive officers include shares held in the 401(k) Plan and shares allocated to the executive officer in the Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	117,455	6,905
Donald W. Blum	3,321	10,076
John F. Kuntz	—	9,842
Thomas M. Lyons	23,050	5,465
Michael A. Raimonde	3,556	2,357
All executive officers as a group (11 persons)	178,493	55,794

(2)	Based on 60,702,206 shares of Provident common stock outstanding as of March 6, 2012, plus the number of shares which such person or group of persons has the right to acquire within 60 days of March 6, 2012.
(3)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.
(4)	Includes 383,819 shares held by Mr. Shein in the First Savings Bank Directors’ Deferred Fee Plan.
(5)	Includes 100 shares held by Mr. Hogan’s adult son, for which he disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Provident common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The directors and executive officers of Provident and The Provident Bank, and beneficial owners of greater than 10% of Provident common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Provident common stock. The Securities and Exchange Commission rules require disclosure in the Proxy Statement or Annual Report on Form 10-K of the failure of a director, executive officer, or greater than 10% beneficial owner of Provident common stock to file a Form 3, 4, or 5 on a timely basis. Based solely on a review of ownership reports and confirmations by executive officers and directors, Provident believes that during the year ended December 31, 2011, executive officers and directors timely filed all required stock ownership reports.

PROPOSAL 1 — ELECTION OF PROVIDENT DIRECTORS

General

Provident’s board of directors currently consists of 11 members and is divided into three classes, with one class of directors elected each year. Each of the members of the board of directors also serves as a director of The Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. A director is not eligible to be elected or appointed to the board of directors after reaching age 73.

Four directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of the Governance/Nominating Committee, the board of directors nominated Geoffrey M. Connor, Christopher Martin, Edward O’Donnell and Jeffries Shein for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and The Provident Bank. The stockholders previously elected Messrs. Connor, Martin, O’Donnell and Shein. There are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named in the Proxy Card as proxies will vote with respect to a substitute nominee designated by Provident’s current board of directors. At this time, the board of directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

The Board of Directors

Provident’s board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills and qualifications who collectively have a strong knowledge of Provident’s business and markets, and are committed to enhancing long-term stockholder value. The Governance/Nominating Committee is responsible for identifying and selecting director candidates that meet the evolving needs of the board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to the business of Provident, enhancement of the diversity of experience of the board, the candidate’s independence from conflict or direct economic relationship with Provident, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under Provident’s Independence Standards and the New York Stock Exchange listing rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert. While the Governance/Nominating Committee does not have a formal policy respecting diversity on the board of directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision-making processes of the board of directors.

The following table sets forth certain information, as of March 6, 2012, regarding the nominees for election as directors and the incumbent directors whose terms will continue following the Annual Meeting, including the terms of office of each director.

Name	Position(s) held with Provident Financial Services, Inc. and The Provident Bank	Age	Director Since (1)		Expiration of Term
NOMINEES
Geoffrey M. Connor	Director	65	1996		2012
Christopher Martin	Chairman, President and Chief Executive Officer	55	2005		2012
Edward O’Donnell	Director	61	2002		2012
Jeffries Shein	Director	72	2004	(2)	2012

INCUMBENT DIRECTORS
Thomas W. Berry	Director	64	2005		2013
Laura L. Brooks	Director	59	2006		2014
Frank L. Fekete	Director	60	1995		2013
Terence Gallagher	Director	56	2010		2014
Carlos Hernandez	Director	62	1996		2014
Thomas B. Hogan Jr.	Director	66	2010		2013
Katharine Laud	Director	53	2007	(3)	2014

(1)	Includes initial appointment to the board of directors of The Provident Bank, the wholly owned subsidiary of Provident.
(2)	Mr. Shein’s service as a director of First Sentinel Bancorp, Inc. and First Savings Bank, acquired by Provident in 2004, commenced in 1985.
(3)	Ms. Laud’s service as a director of First Morris Bank & Trust, acquired by Provident in 2007, commenced in 1997.

The business experience of each of Provident’s directors and persons nominated to be elected directors and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led the board of directors to conclude that each such person should serve as a director are as follows:

Thomas W. Berry. Mr. Berry retired from investment banking in 1998 after a 26-year career with Goldman Sachs & Co. where he served as a partner since 1986. Mr. Berry was a founding director of Red Oak Bank, a New Jersey bank, which was acquired by another financial institution in 2005. He is a director of the Hyde and Watson Foundation and a trustee of the North American Electric Reliability Corporation. Mr. Berry has considerable experience in investment banking and a strong knowledge of the capital markets, which are valuable to the board of directors in its assessment of Provident’s sources and uses of capital.

Laura L. Brooks. Ms. Brooks is retired. She previously served as Vice President-Risk Management and Chief Risk Officer of PSEG in Newark, New Jersey since November 2002. Prior to November 2002, she was Vice President-Risk Management of PG&E in San Francisco, California. She serves on the Advisory Board for the Enterprise Risk Management Program at North Carolina State University. She is a member of the board of directors of the National Association of Corporate Directors, New Jersey Chapter. Ms. Brooks’ extensive background provides a valuable resource to the board of directors in its oversight of risk management matters.

Geoffrey M. Connor. Mr. Connor is retired. He previously was a partner of the international law firm of Reed Smith LLP where his practice concentrated on banking and corporate matters. Mr. Connor served as Commissioner of the New Jersey Department of Banking from 1990 to 1994. His knowledge of bank regulatory and corporate law matters provides the board of directors with an important perspective on corporate governance and regulatory compliance issues.

Frank L. Fekete. Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He has over 35 years of public accounting experience, including supervision of audits of public companies. This experience benefits the board of directors in its oversight of financial reporting and disclosure issues.

Terence Gallagher. Mr. Gallagher is President and a member of the board of directors of Amrop Battalia Winston, a national executive search firm headquartered in New York, New York. Prior to 1991, he was Northeast Region Search Partner and previously, National High Technology Industry Search Partner for the international public accounting and consulting firm, KPMG LLP. Mr. Gallagher has served on the Americas Board for the Association of Executive Search Consulting Firms and the Advisory Committee for the National Association of Corporate Directors, New Jersey Chapter. His considerable experience in human resources, management succession planning, executive recruitment and retention and executive compensation provides the board of directors valuable experience.

Carlos Hernandez. Dr. Hernandez is President of New Jersey City University, located in Jersey City, New Jersey. As a local civic leader, he has served on many local not-for-profit boards and brings to the board of directors an extensive knowledge of local markets and the communities served by Provident.

Thomas B. Hogan Jr. Mr. Hogan is retired. He had a 40-year career with the international public accounting and consulting firm of Deloitte & Touche where he served as the chief operating officer of that firm’s northeast practice area prior to his retirement. He formerly served on the board of directors of Energy East Corporation before its acquisition by Iberdrola, SA in 2008. Mr. Hogan is a certified public accountant and his background in public accounting enhances the board of directors’ oversight of financial reporting and disclosure issues.

Katharine Laud. Ms. Laud is a former member of the board of directors of First Morris Bank & Trust where she was instrumental in the formation of that bank’s wealth management and trust business. She is Chief

Financial Officer of Homeless Solutions, Inc., a provider of shelter and housing services to the homeless and working poor in Morris County, New Jersey and a developer of affordable housing. She has prior experience in investment management with two major banking companies. Ms. Laud’s investment management and wealth management experience provides the board of directors with additional insight into these business activities of Provident.

Christopher Martin. Mr. Martin has served as Chairman since April 2010 and as President and Chief Executive Officer of Provident and The Provident Bank since September 2009. Prior to that time, he was President and Chief Operating Officer of The Provident Bank since January 2007, and he was President of Provident and The Provident Bank since July 2004. Mr. Martin’s extensive banking experience and knowledge of financial markets enhance the breadth of experience of the board of directors.

Edward O’Donnell. Mr. O’Donnell is President of Tradelinks Transport, Inc., a transportation consulting company located in Westfield, New Jersey. Prior to 1999, he was the Director and Executive Vice President of NPR, Inc. (Navieras), a transportation company located in Edison, New Jersey. He is a member of the management committee of North Bay Equity Partners, LLC, Miami, Florida and a trustee of Providence College. Mr. O’Donnell’s business experience in sales, marketing and the capital markets provides a broad business perspective to the board of directors.

Jeffries Shein. Mr. Shein is a former member of the board of directors of First Sentinel Bancorp, Inc. and First Savings Bank. He is a principal with JGT Management Co., LLC, a real estate management and investment company. Mr. Shein is a member of the boards of directors of Middlesex Water Company and Raritan Bay Medical Center. Mr. Shein’s real estate investment and management experience provides an important perspective to the board of directors in its oversight of credit risk.

Executive Officers

The business experience of each of Provident’s executive officers who are not directors is as follows:

Donald W. Blum. Mr. Blum, age 55, has been Executive Vice President and Chief Lending Officer of The Provident Bank since January 2005. He served as Senior Vice President and Chief Lending Officer of The Provident Bank since December 2001.

James A. Christy. James A. Christy, age 44, has been Senior Vice President, Chief Risk Officer and General Auditor of The Provident Bank since January 2012 and has been Senior Vice President & General Auditor since January 2009. He was First Vice President and General Auditor since May 2005 and he was Vice President and General Auditor since September 2001.

Brian Giovinazzi. Mr. Giovinazzi, age 57, has been Executive Vice President and Chief Credit Officer of The Provident Bank since December 2008, and prior to that, he was Executive Vice President-Corporate Administration since April 2007. Prior to that time, he was President and Chief Executive Officer of First Morris Bank & Trust and a member of its board of directors.

Janet D. Krasowski. Ms. Krasowski, age 59, has been Executive Vice President and Chief Human Resources Officer of The Provident Bank since January 2012 and prior to that time she was Senior Vice President and Chief Human Resources Officer of The Provident Bank since May 2006.

John F. Kuntz. Mr. Kuntz, age 56, has been Executive Vice President, General Counsel and Corporate Secretary of Provident since January 2003, and has been Executive Vice President, Chief Administrative Officer and General Counsel of The Provident Bank since January 2011, and prior to that time Executive Vice President and General Counsel since May 2005. Prior to that time, he was Senior Vice President and General Counsel of The Provident Bank since November 2002, and Vice President and General Counsel of The Provident Bank since September 2001.

Thomas M. Lyons. Mr. Lyons, age 47, has been Executive Vice President and Chief Financial Officer since January 2011. Prior to that time he was Senior Vice President and Chief Financial Officer of Provident and The Provident Bank since September 2009, and previously was First Vice President and Chief Accounting Officer of The Provident Bank since February 2005 and First Vice President, Finance of The Provident Bank since July 2004.

Frank S. Muzio. Mr. Muzio, age 58, has been Senior Vice President and Chief Accounting Officer of The Provident Bank since January 2011. Prior to that time, he was First Vice President and Chief Accounting Officer of The Provident Bank since June 2010. He was Senior Vice President and Controller for the New York Division of Sovereign Bank since June 2006.

James D. Nesci. Mr. Nesci, age 39, has been President of Beacon Trust Company, a wholly owned subsidiary of The Provident Bank since August 2011 and Senior Vice President and Chief Wealth Management Officer of The Provident Bank since March 2009. Prior to that time, he served as Chief Operating Officer of National Wealth Management for Wilmington Trust Corporation.

Jack Novielli. Mr. Novielli, age 52, has been Executive Vice President and Chief Information Officer of The Provident Bank since December 2008. Prior to that time, he was Senior Vice President and Chief Information Officer of The Provident Bank since January 2006, and previously was First Vice President and Chief Information Officer of The Provident Bank.

Michael A. Raimonde. Mr. Raimonde, age 59, has been Executive Vice President and Director of Retail Banking of The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Director of Retail Banking of The Provident Bank since April 2007. He was Executive Vice President of the Community Banking Division and Market President of the New York Retail System of Sovereign Bank prior to that time.

Corporate Governance Matters

Provident is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

The board of directors of Provident meets quarterly, or more often as may be necessary. The board of directors met nine times in 2011. The board of directors currently maintains four standing committees: the Compensation Committee, Audit Committee, Risk Committee and Governance/Nominating Committee. The board of directors of The Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the Provident board of directors and all committees of the board on which they served (during the period they served) in 2011. When the Provident and The Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2011. Provident has a policy requiring each director to attend the annual meeting of stockholders. All persons serving on the board of directors at the time of the annual meeting of stockholders held on April 28, 2011 attended the meeting.

Board Leadership Structure

The board of directors believes that combining the Chairman and Chief Executive Officer positions, together with the appointment of an independent Lead Director, is the appropriate board leadership structure for Provident. The board of directors believes that the Chief Executive Officer is most knowledgeable about Provident’s business and corporate strategy and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and the board’s independence from management are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees that are comprised of independent members and leadership. The Lead Director plays an important role on the board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least two times each year and advises the Chairman of the schedule for such executive sessions.

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With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director provides the Chairman with timely feedback from the executive sessions where appropriate, and oversees the preparation and timely distribution of minutes of the executive sessions.

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Acts as the principal liaison between the non-management directors and the Chairman on issues relating to the working relationship between the board and management, including providing input as to the quality, quantity and timeliness of information provided by management to the board in order to ensure that the conduct of board meetings allows adequate time for discussion of appropriate issues and that appropriate information is made available to the board on a timely basis.

•	Provides input to the Chairman regarding board meeting agendas and meeting materials based on requests from the non-management directors.

•	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

Risk Oversight/Risk Committee

The entire board of directors is engaged in risk management oversight. The board has established a separate standing Risk Committee to facilitate its risk oversight responsibilities. The current members of the Risk Committee are: Ms. Brooks (Chair) and Messrs. Berry, Connor and Shein. Each member of the Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met 11 times during 2011.

The Risk Committee oversees the overall risk management activities employed by management in pursuit of:

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maintaining a culture of discipline that enforces and provides proper incentives to employees for a sound, effective and coordinated enterprise risk management process designed to identify potential events that may affect Provident and to appropriately manage risks in order to provide reasonable assurance that Provident’s stated objectives will be achieved; and

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identifying potential emerging risks in a routine and systematic manner, assessing the implications of those risks to Provident, and managing those risks in a manner appropriate to the probability of their occurrence and potential consequence to Provident.

The Risk Committee receives regular reports from management and other standing board committees regarding relevant risks and the actions taken by management to adequately address those risks.

Corporate Governance Principles

The board of directors has adopted Corporate Governance Principles, which are posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Corporate Governance Principles cover the general operating policies and procedures followed by the board of directors including:

•	establishing the size and composition of the board of directors and the desired qualifications of directors;

•	setting a minimum stock ownership requirement for directors at 10,000 shares of Provident common stock to be achieved over five years;

•	providing for director orientation, continuing education and an annual performance assessment of the board of directors;

•	selecting board committee membership; and

•	reviewing annual compensation paid to the non-management directors.

The Corporate Governance Principles provide for the board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Four executive sessions were conducted in 2011. Mr. Fekete, who served as Lead Director in 2011, presided over these executive sessions conducted by the non-management directors, all of whom are independent.

Director Independence

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with Provident. The New York Stock Exchange rules require the board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, the board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with Provident. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

In February 2012, the board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, the board of directors considered all relevant facts and circumstances relating to relationships that each director or his or her immediate family members and their related interests had with Provident.

After its evaluation, the board of directors affirmatively determined that each of Mr. Berry, Ms. Brooks, Mr. Connor, Mr. Fekete, Mr. Gallagher, Dr. Hernandez, Mr. Hogan, Ms. Laud, Mr. O’Donnell and Mr. Shein is an independent director. The board of directors determined that Mr. Martin is not independent because he has served as a Provident employee in the last three years. The board of directors specifically considered the following business relationship in reaching its independence determinations:

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The Provident Bank leases space for a branch banking office from Fords Circle Associates LLC. Mr. Shein owns a 7.5 percent equity interest in Fords Circle Associates LLC. In 2011, The Provident Bank paid rent and related charges of approximately $54,300 for this branch banking office.

Governance/Nominating Committee

The current members of the Governance/Nominating Committee are: Messrs. O’Donnell (Chair), Hernandez, Shein and Ms. Laud. Each member of the Governance/Nominating Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Governance/Nominating Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met five times during 2011.

The functions of the Governance/Nominating Committee include, among other things:

•	evaluating and making recommendations to the board concerning the number of directors, committee assignments and committee membership rotation practices;

•	establishing the qualifications, relevant background, and selection criteria for board members;

•	making recommendations to the board concerning board nominees;

•	conducting evaluations of the effectiveness of the operation of the board;

•	developing corporate governance principles applicable to Provident;

•	recommending revisions to the code of business conduct and ethics;

•	making recommendations to the board regarding director orientation and continuing education; and

•	evaluating the Governance/Nominating Committee’s performance on an annual basis.

The Governance/Nominating Committee identifies nominees for director by first assessing the performance of the current members of the board of directors willing to continue service. Current members of the board with skills and experience that are relevant to Provident’s business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue service, or if the Governance/Nominating Committee or the board decides not to re-nominate a member for re-election, or if the size of the board is increased, the Governance/Nominating Committee will solicit suggestions for director candidates from all board members. In addition, the Governance/Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Candidates must have the highest personal and professional ethics and integrity.

Procedures for the Nomination of Directors by Stockholders

If a determination is made that an additional candidate is needed for the board, the Governance/Nominating Committee will consider candidates properly submitted by Provident’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 239 Washington Street, Jersey City, New Jersey 07302. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting, a stockholder’s submission must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. A stockholder’s submission must be in writing and include the following information:

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the name and address of the stockholder as they appear on Provident’s books, and the number of shares of Provident common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

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the name, address and contact information for the candidate, and the number of shares of Provident common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in Provident’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Provident, The Provident Bank and any subsidiaries of The Provident Bank;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and The Provident Bank;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of the Governance/Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an annual meeting of Provident’s stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder and Interested Party Communications with the Board

A stockholder of Provident and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 239 Washington Street, Jersey City, New Jersey 07302. A communication from a stockholder should indicate that the author is a stockholder and, if shares of Provident common stock are not held of record, the letter should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

Provident has adopted a Code of Business Conduct and Ethics that is applicable to directors, officers and employees of Provident and The Provident Bank, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on The Provident Bank’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees. Pursuant to such a program, loans may be extended to executive officers on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, so long as such rate is generally available to participating employees. These loans may not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2011, The Provident Bank had aggregate loans and loan commitments totaling $100,000 in the form of a home equity line of credit to one executive officer. The Provident Bank does not make loans to members of the board of directors or to their immediate family members and their related interests, as such terms are defined in The Provident Bank’s Lending Policy.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Provident. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as The Provident Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. Any loans to Provident’s and The Provident Bank’s officers are made in conformity with the Federal Reserve Act and Regulation O.

Provident’s Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or The Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction would require approval of a majority of the directors who have no interest in the proposed transaction. In addition, directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or The Provident Bank. Such disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations.

Audit Committee Matters

Audit Committee

The current members of the Audit Committee are: Messrs. Hogan (Chair), Fekete, Gallagher, and Ms. Brooks. Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm.

The Audit Committee met 11 times during 2011. The Audit Committee reports to the board of directors on its activities and findings. The board of directors believes that Frank L. Fekete and Thomas B. Hogan Jr. each qualify as an Audit Committee financial expert as that term is used in the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Audit Committee operates under a written charter approved by the board of directors. The Audit Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Management has primary responsibility for Provident’s internal control and financial reporting process, and for making an assessment of the effectiveness of Provident’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Provident’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2011;

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discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

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received the written disclosures and the letter from the independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to Provident’s board of directors that the audited consolidated financial statements for the fiscal year ended December 31, 2011 be included in Provident’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2012, subject to the ratification of this appointment by the stockholders of Provident.

The Audit Committee of Provident Financial Services, Inc.

Thomas B. Hogan Jr. (Chair)

Laura L. Brooks

Frank L. Fekete

Terence Gallagher

Compensation Committee Matters

Compensation Committee

The current members of the Compensation Committee are: Messrs. Berry (Chair), Fekete, Gallagher, and O’Donnell. Each member of the Compensation Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for executive management development and succession planning, and for reviewing and evaluating compensation programs and policies and risks associated with such programs and policies, including setting performance measures and goals consistent with principles of safety and soundness, approving awards under existing compensation plans and administering long-term equity awards. On at least an annual basis, the Compensation Committee meets to review the performance of, and the compensation payable to the named executive officers, including the Chief Executive Officer. The basic elements of Provident’s executive compensation program include base salary, an annual cash incentive and long-term equity award primarily tied to corporate financial targets, and certain other benefit arrangements, such as retirement benefits. The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Compensation Committee met 11 times during 2011, including two conference call meetings for which no meeting fees were paid.

The Compensation Committee has retained the services of McLagan as its independent compensation consultant to assist it in evaluating executive compensation programs and in making determinations regarding executive and director compensation. The independent compensation consultant reports directly to the Compensation Committee and periodically meets with the Committee in executive session, without management. McLagan does not perform any other services for Provident, The Provident Bank or their affiliates or their management. In 2011, McLagan conducted a market review of executive compensation at the direction of the Compensation Committee to validate the peer group and to provide updated total compensation market data for the named executive officers.

The Compensation Committee determines the compensation payable to the Chief Executive Officer based on corporate financial performance against established goals and the Chief Executive Officer’s individual performance. The Compensation Committee establishes corporate financial performance goals and individual goals for the Chief Executive Officer at the beginning of each year, and members of the Compensation Committee meet with the Chief Executive Officer during the year to review progress against the goals. The Compensation Committee also sets performance goals for, and determines the compensation payable to, the named executive officers, based in part on the Chief Executive Officer’s assessment and recommendations. The independent compensation consultant’s input and other executive compensation data sources are available to the Compensation Committee to assist it in these determinations.

In addition to evaluating Provident’s overall financial performance in its review of the named executive officers, the Compensation Committee considers the performance of each named executive officer’s business line or area of responsibility. Several key management competencies and behaviors are assessed, including the named executive officer’s effectiveness as a leader and his or her role in building a cohesive executive team, as well as other strategic core competencies such as accountability, analytical ability and decision making, communication, cooperation and teamwork, creativity and problem-solving, and integrity. The named executive officer’s performance relating to these competencies forms the basis of a performance review discussion with the named executive officer that reinforces his or her role in achieving Provident’s business plan and short-and long-term strategies.

The Compensation Committee assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by Provident’s internal audit function and by McLagan, and is presented to, and reviewed by, the Compensation Committee. The risk assessment conducted in 2011 concluded that Provident’s incentive compensation plans do not pose significant risk or promote excessive risk taking that are reasonably likely to have a material adverse effect on Provident.

Director compensation is established by the board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

Messrs. Berry, Fekete, Gallagher, and O’Donnell served as members of the Compensation Committee in 2011. None of these directors has ever been an officer or employee of Provident. In addition, none of these directors is an executive officer of another entity where one of Provident’s executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with Provident in 2011 requiring specific disclosures under Securities and Exchange Commission rules.

Compensation Discussion and Analysis

Summary

Provident’s executive compensation program is designed to tie pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance aligned with stockholder interests. The key features of the program, which are discussed in more detail below, are:

•	Active oversight by the Compensation Committee consisting solely of independent directors;

•	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee;

•	Provident’s executive compensation program is focused on pay for performance in order to align compensation with business strategies and to enhance stockholder value;

•	The major components of Provident’s program are salary, annual cash incentives and long-term equity;

•	Executive salaries are evaluated based on regional peer group data;

•	Annual cash incentive compensation opportunities are tied to key corporate performance metrics;

•	Long-term incentive compensation opportunities are tied to key corporate performance metrics and performance against peer group metrics;

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The incentive compensation plans provide for risk mitigation and accountability authorizing the Compensation Committee to condition incentive compensation awards with claw back, deferral, and adjustment provisions, and settlement in stock subject to holding periods;

•	Executives are subject to share ownership guidelines; and

•	Perquisites are limited.

Executive Compensation Philosophy

The Compensation Committee believes that Provident’s executive compensation program is consistent with promoting sound risk management and long-term value creation for Provident’s stockholders. Provident’s executive compensation program is intended to align the interests of its executive officers and employees with stockholders by rewarding performance against established corporate financial goals, and by rewarding strong executive leadership and superior individual performance. By offering annual cash incentives, long-term equity compensation and competitive benefits, Provident’s goal is to attract, motivate and retain a highly qualified and talented team of executives who will help maximize Provident’s long-term financial performance and earnings growth.

The compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

The Compensation Committee regularly reviews the components of the executive compensation program with advice from its independent compensation consultant and after giving due consideration to the most recent non-binding stockholder advisory vote on executive compensation. In light of strong stockholder support, the Compensation Committee concluded that no material revisions were necessary to our executive compensation program. Consistent with past practice, McLagan was engaged to review Provident’s executive compensation program in 2011, which included a review and recommendation of an appropriate peer group to assess competitive compensation practices, as well as for comparing performance against certain financial targets. Financial targets for 2011 were established in 2010 based upon a peer group of 18 publicly traded thrift and banking institutions with assets of $3 to $15 billion, having an asset mix similar to Provident as follows:

Valley National Bancorp

Susquehanna Bancshares, Inc.

National Penn Bancshares, Inc.

F.N.B. Corporation

NewAlliance Bancshares, Inc.

United Bancshares, Inc.

Investors Bancorp, Inc.

Northwest Bancorp, Inc.

First Commonwealth Financial Corp.

NBT Bancorp Inc.

WesBanco, Inc.

Community Bank System, Inc.

S&T Bancorp, Inc.

Beneficial Mutual Bancorp, Inc.

Independent Bank Corp.

Flushing Financial Corporation

WSFS Financial Corporation

Sandy Spring Bancorp, Inc.

After consultation with McLagan during 2011, the Compensation Committee determined it would use two peer groups in connection with executive compensation determinations commencing in 2012:

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A regional peer group of 20 publicly traded thrift and banking institutions with assets of $4 to $20 billion doing business in the Northeast that will be used for comparative base salary and total compensation data as follows:

Webster Financial Corporation

Fulton Financial Corporation

Susquehanna Bancshares Inc.

Valley National Bancorp

Signature Bank

Investors Bancorp, Inc.

F.N.B. Corp.

National Penn Bancshares, Inc.

Northwest Bancorp, Inc.

Community Bank System Inc.

First Commonwealth Financial

NBT Bancorp Inc.

Independent Bank Corp.

Beneficial Mutual Bancorp, Inc.

Flushing Financial Corporation

WSFS Financial Corporation

Dime Community Bancshares, Inc.

S&T Bancorp, Inc.

Berkshire Hills Bancorp, Inc.

Sun Bancorp, Inc.

•	SNL Small Cap U.S. Bank & Thrift Index (“SNL Index”) that will be used to compare long-term performance achievement.

The Compensation Committee may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While Provident’s executive compensation program targets base salary and annual cash incentive compensation at market levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience and tenure, and competitive market conditions.

The Compensation Committee recommended and the Board of Directors approved the adoption of an Omnibus Incentive Compensation Plan Document of Provident Financial Services, Inc. (the “Omnibus Document”) to serve as a core governance document establishing lines of authority, a foundation for relevant internal controls and procedures, risk mitigation and accountability features, including claw backs and deferrals. The Omnibus Document does not create any new or additional compensation programs.

Elements of 2011 Executive Compensation

Provident pays its named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which may include performance-vesting stock options, performance-vesting stock awards, time-vesting stock awards and discretionary stock grants to recognize exceptional individual or corporate performance or to maintain a competitive total compensation package where warranted), a competitive benefits package and limited perquisites.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. Annually, the Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information, or market data, is furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the competitive market data. The Compensation Committee considers assessments of the individual named executive officer’s performance, leadership, operational effectiveness, and experience in the industry, as well as market conditions.

In establishing base salaries for 2011, the Compensation Committee considered Provident’s financial performance, as well as peer group and market-based industry salary data. In consideration of the performance achieved in difficult economic conditions that continued in 2010 and to maintain a competitive base salary for each of the named executive officers, the Compensation Committee determined that base salary increases reflected in the Summary Compensation Table were appropriate for each of the named executives to remain competitive with the market.

Annual Cash Incentive Payment/The 2011 Annual Cash Incentive Plan

Annual cash incentive opportunities are provided to Provident’s named executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial targets and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures. Although the annual incentive cash award is generally calculated based upon pre-determined metrics and measurable achievement, the Compensation Committee has discretion to adjust the metrics and cash incentive awards where appropriate.

The Compensation Committee recommended, and the board of directors approved, the 2011 Annual Incentive Plan. The 2011 Annual Incentive Plan provided the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals. The Compensation Committee established the annual incentive component of total compensation as a percentage of base salary for the Chief Executive Officer and other named executive officers based upon competitive total compensation data previously provided by the independent compensation consultant as follows:

	Annual Cash Incentive as a % of Base Salary
Participant	Threshold	Target	Maximum
Chief Executive Officer	30%	60%	120%
Other Named Executive Officers	20%	40%	80%

For the named executive officers, the Compensation Committee established the following 2011 targets (collectively, the “Corporate Targets”) and relative weightings for the 2011 Annual Incentive Cash Plan:

Metric	Weight	Threshold 95%	Target 100%	Maximum 115%
Net Income (in millions)	25%	$54.5	$57.4	$66.0
Efficiency Ratio (1)	10%	57.4%	56.5%	54.0%
Core Deposits as a % of Total Deposits (2)	10%	>38%	>50%	>83%
Total Loans Net of Provisions (in billions)	10%	$4.44	$4.55	$4.88
Non-Performing Assets as a % of Average Assets vs. Peer Median	10%	>38%	>50%	>83%
Return on Average Assets	15%	0.79%	0.83%	0.96%
Earnings Per Share Growth versus Peer Median	10%	> 38%	> 50%	> 83%
Net Interest Margin	5%	3.40%	3.46%	3.64%
Return on Average Equity	5%	5.79%	6.09%	7.00%

(1)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.
(2)	Core deposits are defined as savings accounts, interest and non-interest bearing checking accounts, and money market deposit accounts; and exclude all time deposit accounts.

Under the 2011 Annual Cash Incentive Plan, cash incentive payments based on Provident’s actual 2011 financial performance would be made if financial performance met or exceeded 95% of any one of the Corporate Targets (“Threshold”). Cash incentive payments would be a minimum of 1.50% of base salary for the Chief Executive Officer and 1.00% of base salary for the other named executive officers upon the achievement of at least one metric (weighted at 5%) at the Threshold level, increasing to 120% of base salary for the Chief Executive Officer and 80% of base salary for the other named executive officers upon achievement of all metrics at the Maximum level.

In aggregate, the overall actual achievement of Corporate Targets for 2011 was above Target, after excluding impairment charges associated with the sale of two administrative office buildings and expenses relating to hurricane damage. The net income, core deposit, total loans, return on average assets, earnings per share growth, net interest margin and return on average equity goals were achieved above Target. The efficiency ratio goal was achieved above Threshold and the non-performing assets goal was not achieved. Based upon the foregoing, the Committee authorized payouts under the 2011 Annual Incentive Plan to the named executive officers as follows:

Name	Cash Incentive
Christopher Martin	$348,899
Thomas M. Lyons	$122,892
Donald W. Blum	$113,763
John F. Kuntz	$123,550
Michael A. Raimonde	$109,725

The Compensation Committee recommended, and the Board of Directors approved increasing the compensation opportunity for the 2012 Annual Cash Incentive Plan. The annual incentive component of total compensation as a percentage of base salary for the Chief Executive Officer and other named executive officers, based upon competitive total compensation data previously provided by the independent compensation consultant, is as follows:

Participant	Annual Cash Incentive as a % of Base Salary
	Threshold	Target	Maximum
Chief Executive Officer	35%	75%	115%
Other Named Executive Officers	25%	45%	70%

Long-Term Equity Incentives

The 2008 Long-Term Equity Plan provides the opportunity to grant various forms of equity incentives on a time-vesting and performance-vesting basis. The Compensation Committee believes that stock ownership provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. The importance of this component of compensation increases as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus. It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under Provident’s stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under Provident’s stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary, for the Chief Executive Officer and other named executive officers, based upon competitive total compensation data previously provided by the independent compensation consultant. The Compensation Committee also exercises discretion in making equity grants and may grant equity to the Chief Executive Officer and other named executive officers based on exceptional individual or corporate performance and to maintain a competitive total compensation level where warranted. After a review of comparative total compensation data provided by McLagan, the Compensation Committee adjusted the opportunity for the Chief Executive Officer and other named executive officers for stock awards to be made in 2012 to maintain competitive total compensation and generally follows the guidelines below with respect to annual equity grants:

	2011 Opportunity Long-Term Equity Award as a % of Base Salary
Participant	Threshold	Target	Target Plus	Maximum
Chief Executive Officer	12.5%	50.0%	75.0%	100.0%
Other Named Executive Officers	10.0%	40.0%	60.0%	80.0%

	2012 Opportunity Long-Term Equity Award as a % of Base Salary
Participant	Threshold	Target	Target Plus	Maximum
Chief Executive Officer	15.0%	75.0%	95.0%	115.0%
Other Named Executive Officers	12.50%	45.0%	55.0%	70.0%

The 2011 long-term equity awards were made based on the following matrix:

	Three-Year Performance-Vesting		Three-Year Time-Vesting
Participant	Non-Qualified Stock Options	Restricted Stock	Restricted Stock
Chief Executive Officer	50%	50%	0%
Other Named Executive Officers	0%	75%	25%

The Compensation Committee determined that for equity grants made in 2011 under the Long-Term Equity Plan to all named executive officers other than the Chief Executive Officer, 75% of equity grants would be subject to performance-vesting, and 25% would be time-vesting over three years; and for the Chief Executive Officer, 100% of equity grants would be subject to performance-vesting. Such performance-vesting would be measured at the end of a three-year period based upon metrics approved by the Compensation Committee at the time of the equity grant. Currently the performance metrics include projections of compounded annual growth in earnings per share over a three-year period and a comparison of total stockholder return to the peer group over a three-year period. For the performance-vesting grants made in 2011 which vest in 2013, the two performance metrics at target (weighted 50% each) are compounded annual growth of eight percent in earnings per share from the base year of 2010 (or $0.90 per share) and achievement of total shareholder return versus peers greater than fifty percent of the peers. The performance-based grants vest at the end of three years if the pre-established performance level is met. These performance metrics are designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value.

2011-2013 Performance Matrix

Earnings Per Share Growth

2010 Actual*	$.90	$.90	$.90	$.90
	Threshold	Target	Target Plus	Maximum
Compounded Annual Growth Rate	6.00%	8.00%	12.00%	16.00%
Cumulative three-year EPS Required	$3.04	$3.16	$3.40	$3.66

*	Excludes certain impairment charges

Total Shareholder Return versus Peer Group

Threshold	Target	Target Plus	Maximum
>40% of peers	>50% of peers	>67.5 of peers	>85% of peers

The Compensation Committee has determined that the performance metrics for awards granted under the Long-Term Equity Plan are appropriately set such that participants in the plan will attain: (i) the Threshold level of performance if minimum expected improvements in the performance targets are achieved, which the Committee believed was reasonably likely to be attained; (ii) the Target level of performance if our projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; (iii) the Target Plus level of performance if our projected business plan expectations are exceeded, which the Committee believed would be difficult to achieve; and (iv) the Maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event that the Target Plus level is exceeded, which the Committee believed was unlikely to be achieved.

In recognition of the performance of the executive team in a difficult operating environment, to maintain a competitive compensation program, and as a retention incentive, discretionary equity awards were granted in 2011 to the named executive officers. The Chief Executive Officer was granted 10,000 restricted stock awards subject to three-year time vesting and 50,000 incentive stock options subject to five-year time vesting. The other named executive officers were granted restricted stock awards subject to three-year time vesting as follows: Mr. Lyons 2,100 shares; Mr. Blum 900 shares, Mr. Kuntz 3,000 shares and Mr. Raimonde 1,500 shares.

Benefits

Provident offers the named executive officers benefits generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”) and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1,

2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire. These post-retirement benefits have been eliminated. However, certain employees with ten or more years of service at the time the benefits were eliminated, including Mr. Martin, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for non-qualified benefits under the Supplemental Defined Contribution Plan designed to make up for the IRS limits on contributions to the qualified 401(k) Plan and ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. The following perquisites are currently provided: a club membership for Mr. Martin and the use of a company-owned automobile for Messrs. Martin, Blum and Raimonde. Messrs. Lyons and Kuntz are paid a monthly car allowance. All of the named executive officers are eligible for an annual medical examination at Provident’s expense.

Elements of Post-Termination Benefits

Employment Agreement

Provident entered into an employment agreement with Mr. Martin dated September 23, 2009. The initial term of the employment agreement was 36 months. Commencing on August 31, 2012, and continuing each August 31 thereafter, the agreement renews for an additional year such that the remaining term will be twelve full calendar months. The employment agreement provides that if employment were terminated for reasons other than for cause, or as a result of the executive’s death, retirement or disability, the executive would be entitled to:

•	earned but unpaid base salary through the termination date;

•	an annual bonus to which the executive may be entitled under any cash-based annual bonus or performance compensation plan then in effect;

•	benefits due to the executive as a former employee other than pursuant to the agreement;

•

severance pay or liquidated damages equal to the executive’s base salary and bonuses due for twelve months following termination, with “bonuses due” to be the greater of (i) one-twelfth of the average annual cash bonus paid to the executive with respect to the three completed fiscal years prior to the termination, or (ii) the cash bonus paid to the executive for the last fiscal year prior to the date of termination multiplied by twelve months following termination; and

•	the continuation of life, medical, dental and disability insurance coverage for twelve months following termination.

The executive may resign from employment for good reason and receive these termination benefits in the event of certain adverse changes in the executive’s employment conditions. Under the employment agreement, the termination benefits are subject to the executive’s compliance with non-solicitation and non-compete provisions for a period of six months following the executive’s termination. The employment agreement does not provide for benefits for a termination following a change in control. Those benefits are provided for in a separate change in control agreement between Provident and Mr. Martin described below.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives (currently 11 persons). Benefits are payable under the change in control agreements after a termination of the executive following a change in control of Provident. Provident has entered into a three-year change in control agreement with Mr. Martin and two-year change in control agreements with Messrs. Blum, Kuntz, Lyons and Raimonde.

Following a change in control, the executive is entitled to a severance payment if:

•	the executive’s employment is terminated during the term of such agreement, other than for cause, disability, or retirement; or

•	the executive terminates employment during the term of the agreement for good reason.

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the executive’s positions, duties or responsibilities as in effect prior to the change in control;

•	a reduction in his or her base salary or fringe benefits;

•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or

•	a failure by Provident to obtain an assumption of the agreement by its successor.

For Mr. Martin, the change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to him during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. For the other executive officers, the change in control severance payment is equal to two times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. Payments under the change in control agreements for executive officers, other than Mr. Martin, are reduced to the extent necessary to prevent an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Matters

Executive Stock Ownership Requirements

The Compensation Committee recommended, and the board of directors adopted, the following minimum equity ownership requirements for senior executives to further align their interests with stockholders:

Tier I	Chief Executive Officer	100,000 shares
Tier II	Other Named Executive Officers	10,000 shares

Each of the named executive officers currently meets or exceeds these requirements. New executives are given five years from their date of hire or promotion to achieve the minimum equity ownership levels, and vested and unvested restricted stock awards and shares of Provident common stock held in the ESOP and 401(k) Plan count toward the requirements.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants and other equity grants subject to performance vesting are intended to qualify as performance-based compensation.

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee’s practice is to structure compensation programs offered to the named executive officers with a view towards maximizing the tax deductibility of amounts paid.

However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including Provident’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes. In 2011, the compensation paid to the Chief Executive Officer exceeded the deduction limit by approximately $8,000.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of Provident Financial Services, Inc.

Thomas W. Berry, Chair

Frank L. Fekete

Terence Gallagher

Edward O’Donnell

Executive Compensation

The following table sets forth for the years ended December 31, 2011, 2010 and 2009, information as to the total compensation paid to Mr. Martin, who serves as Chief Executive Officer, Mr. Lyons, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Provident or The Provident Bank, other than Mr. Martin and Mr. Lyons. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2011 compensation decisions for the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Christopher Martin	2011	529,423	332,500	249,500	348,899	86,194	75,086	1,621,602
Chairman, President and Chief Executive Officer	2010	500,000	125,000	125,000	383,850	40,000	73,637	1,247,487
	2009	474,308	119,995	40,000	63,021	15,000	56,495	768,819

Thomas M. Lyons	2011	279,231	127,038	—	122,892	12,627	48,366	590,154
Executive Vice President and Chief Financial Officer	2010	239,923	92,217	23,500	110,544	4,000	42,445	512,629
	2009	219,639	39,395	—	25,888	2,000	31,030	317,952

Donald W. Blum	2011	287,846	125,302	—	113,763	7,439	52,055	586,405
Executive Vice President and Chief Lending Officer	2010	279,885	81,750	27,250	122,520	4,189	50,829	566,423
	2009	282,356	78,000	26,002	37,809	1,098	44,628	469,893

John F. Kuntz	2011	281,241	151,540	—	123,550	7,720	49,799	613,850
Executive Vice President, General Counsel and Corporate Secretary	2010	267,877	78,000	26,000	123,441	4,478	36,395	536,191
	2009	269,500	75,005	25,001	26,813	1,205	31,733	429,257

Michael A. Raimonde	2011	249,779	117,570	—	109,725	—	28,351	505,425
Executive Vice President and Director of Retail Banking	2010	238,370	69,000	23,000	109,853	—	26,935	467,158
	2009	238,347	65,998	21,999	38,813	—	19,305	384,462

(1)	The amounts shown represent base salary earned during each fiscal year covered. There were 27 pay dates in 2009 and 26 pay dates in both 2011 and 2010.
(2)	The amounts shown reflect the aggregate grant date fair value of time-vesting and three-year performance-vesting awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-vesting awards are computed at Target performance achievement. The amounts shown computing the grant date fair values of the performance-vesting awards at Maximum performance achievement would be: $520,000; $199,026; $209,285; $231,942; and $189,125 for 2011 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde respectively; $250,000; $139,217; $136,250; $130,000; and $115,000 for 2010 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde respectively; and $199,992; $68,940; $130,000; $125,006; and $110,000 for 2009 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde respectively.
(3)	The amounts shown reflect the grant date fair value of three-year performance-vesting stock options computed in accordance with FASB ASC Topic 718 at Target performance achievement. The amounts shown computing the grant date fair value of the performance-vesting stock options at Maximum performance achievement would be: $312,000 for 2011 for Mr. Martin; $250,000; $47,000; $54,500; $52,000; and $46,000 for 2010 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde respectively; and $80,000; $52,004; $50,002; and $ 43,998 for 2009 for Messrs. Martin, Blum, Kuntz and Raimonde respectively. Only Mr. Martin was awarded stock options in 2011 and Mr. Lyons was not granted stock options in 2009.
(4)	The amounts shown reflect the payment made under each respective annual cash incentive plan.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans. No named executive officer received preferential or above-market earnings on deferred compensation.
(6)

The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards, employee benefits (employer cost of medical, dental, vision, life and disability insurance), employer contributions to defined contribution plans (The Provident Bank 401(k) Plan, ESOP and the Supplemental Defined Contribution Plan). Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

ALL OTHER COMPENSATION

Name	Year	Perquisites and Other Personal Benefits ($)	Dividends on Unvested Stock Awards ($)	Company Contribution on Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Christopher Martin	2011	13,710	7,847	16,669	36,860	75,086
	2010	15,798	6,157	14,890	36,792	73,637
	2009	18,071	8,338	14,330	15,756	56,495
Thomas M. Lyons	2011	7,200	4,442	16,026	20,698	48,366
	2010	7,200	3,739	14,129	17,377	42,445
	2009	1,800	2,392	13,391	13,447	31,030
Donald W. Blum	2011	7,944	5,127	16,048	22,936	52,055
	2010	5,929	6,711	14,325	23,864	50,829
	2009	5,860	8,487	13,617	16,664	44,628
John F. Kuntz	2011	7,700	5,811	16,030	20,258	49,799
	2010	7,200	6,135	2,391	20,669	36,395
	2009	7,200	7,821	2,443	14,269	31,733
Michael A. Raimonde	2011	5,385	4,135	1,470	17,361	28,351
	2010	5,145	3,873	1,385	16,532	26,935
	2009	4,887	4,013	1,433	8,972	19,305

PERQUISITES

Name	Year	Personal Use of Company Car/ Car Allowance ($) (7)	Service Awards ($) (8)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($)
Christopher Martin	2011	8,746	—	4,964	13,710
	2010	10,984	—	4,814	15,798
	2009	11,950	1,250	4,871	18,071
Thomas M. Lyons	2011	7,200	—	—	7,200
	2010	7,200	—	—	7,200
	2009	1,800	—	—	1,800
Donald W. Blum	2011	7,444	500	—	7,944
	2010	5,929	—	—	5,929
	2009	5,860	—	—	5,860
John F. Kuntz	2011	7,200	500	—	7,700
	2010	7,200	—	—	7,200
	2009	7,200	—	—	7,200
Michael A. Raimonde	2011	5,385	—	—	5,385
	2010	5,145	—	—	5,145
	2009	4,887	—	—	4,887

(7)

For Messrs. Martin, Blum and Raimonde, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount reflects a monthly car allowance.

(8)	A service award of $1,250 for 25 years of service was made to Mr. Martin in 2009. A service award of $500 for 10 years of service was made to both Mr. Blum and Mr. Kuntz in 2011.

Plan-Based Awards

The following table sets forth certain information as to grants of plan-based awards during 2011 made to the named executive officers. The awards shown below that were granted on January 27, 2011 represent the cash incentive payments that could be earned based on performance under the 2011 Annual Cash Incentive Plan. The awards granted on February 3, 2011 are long-term equity incentive awards that vest over a three-year period, and which are primarily performance-vesting awards. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to the named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2011

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Christopher Martin	1/27/2011	7,950	318,000	636,000
	2/24/2011				3,233	(2)	12,931	(2)	25,862	(2)					14.50	187,500
	2/24/2011				4,178	(3)	16,711	(3)	33,422	(3)					14.50	62,500
	2/24/2011										10,000	(4)			14.50	145,000
	2/24/2011												50,000	(5)	14.50	187,000
Thomas M. Lyons	1/27/2011	2,800	112,000	224,000
	2/3/2011				1,218	(2)	4,871	(2)	9,743	(2)					14.78	71,993
	2/3/2011										3,724	(4)			14.78	55,040
Donald W. Blum	1/27/2011	2,880	115,200	230,400
	2/3/2011				1,421	(2)	5,683	(2)	11,367	(2)					14.78	83,995
	2/3/2011										2,794	(4)			14.78	41,295
John F. Kuntz	1/27/2011	2,815	112,600	225,200
	2/3/2011				1,360	(2)	5,440	(2)	10,879	(2)					14.78	80,403
	2/3/2011										4,813	(4)			14.78	71,136
Michael A. Raimonde	1/27/2011	2,500	100,000	200,000
	2/3/2011				1,210	(2)	4,841	(2)	9,682	(2)					14.78	71,550
	2/3/2011										3,114	(4)			14.78	46,025

(1)	The amounts shown assume achievement of 100% of individual goals and objectives. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance metric is achieved at Threshold level and if all performance metrics are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance metrics are achieved over the three-year period 2011-2013 at Target level.
(3)	Represents the number of stock options that may vest if performance metrics are achieved over the three year period 2011-2013 at Target levels.
(4)	Represents the number of three-year time-vesting restricted stock awards granted. Messrs. Martin, Lyons, Blum, Kuntz and Raimonde were granted discretionary three-year time-vested stock awards in the amount of 10,000, 2,100, 900, 3,000 and 1,500 respectively.
(5)	Represents the number of five-year time-vesting stock options granted.
(6)	The fair value of stock awards is based on the closing price on the grant dates ($14.78 for the February 3, 2011 grants and $14.50 for the February 24, 2011 grants). A Black-Scholes value of $3.74 was used to determine the fair value of stock options.

Outstanding Equity Awards at Year End

The following table sets forth information with respect to outstanding equity awards as of December 31, 2011 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Christopher Martin	40,000	—		18.48	3/23/2016	19,036	254,892	32,712	438,014
	21,813	5,454		17.94	1/29/2017
	7,812	5,208		12.54	1/29/2018
	6,640	9,960		10.40	2/3/2019
	—	50,000		14.50	2/24/2021
			7,435	10.40	2/3/2019
			42,955	10.34	2/3/2020
			16,711	14.50	2/24/2021
Thomas M. Lyons	10,000	—		18.03	7/21/2015	9,452	126,562	12,257	164,121
	10,000	—		18.55	2/21/2016
	8,819	2,205		17.94	1/29/2017
	924	616		12.54	1/29/2018
	817	1,227		10.40	2/3/2019
			8,076	10.34	2/3/2020
Donald W. Blum	80,000	—		18.57	7/17/2013	9,146	122,465	15,954	213,624
	10,000	—		18.48	3/23/2016
	10,000	—		18.87	9/21/2016
	8,790	2,198		17.94	1/29/2017
	3,660	2,440		12.54	1/29/2018
	3,236	4,854		10.40	2/3/2019
			4,833	10.40	2/3/2019
			9,364	10.34	2/3/2020
John F. Kuntz	80,000	—		18.57	7/17/2013	10,896	145,897	15,277	204,559
	10,000	—		18.48	3/23/2016
	10,000	—		18.87	9/21/2016
	8,558	2,140		17.94	1/29/2017
	3,384	2,256		12.54	1/29/2018
	3,112	4,668		10.40	2/3/2019
			4,647	10.40	2/3/2019
			8,935	10.34	2/3/2020
Michael A. Raimonde	12,000	3,000		17.45	5/7/2017	8,633	115,596	13,521	181,046
	3,072	2,048		12.54	1/29/2018
	2,736	4,104		10.40	2/3/2019
			4,089	10.40	2/3/2019
			7,904	10.34	2/3/2020

(1)	Amounts shown represent the number of stock options that may vest if performance metrics are achieved over the three-year periods 2009-2011, 2010-2012, and 2011-2013 at Target level.

(2)	Stock options generally expire 10 years after the grant date.
(3)	Amounts shown are based on the fair market value of Provident common stock on December 30, 2011 (the last trading date of 2011) of $13.39.
(4)	Amounts shown represent the number of stock awards that may vest if performance metrics are achieved over the three-year periods 2009-2011, 2010-2012, and 2011-2013 at Target level.

Option Exercises And Stock Vested

None of the named executive officers exercised stock options during the fiscal year ended December 31, 2011. The following table sets forth information with respect to restricted stock awards that vested in 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Christopher Martin	4,958	72,887
Thomas M. Lyons	2,769	40,853
Donald W. Blum	7,101	96,788
John F. Kuntz	6,360	87,173
Michael A. Raimonde	3,190	45,375

(1)	The value realized on vesting represents the market value on the day the stock vested.

Pension Benefits

The Provident Bank maintains a noncontributory defined benefit pension plan, which covers full-time employees hired prior to April 1, 2003, the date on which the pension plan was frozen.

Pension plan participants generally become entitled to retirement benefits upon the later of attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Participants who have completed at least five years of vested service generally become 100% vested in their accrued retirement benefits. Vested retirement benefits generally will be paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be reduced 3% per year for the first five years prior to age 65 and 5% per year thereafter to age 55. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. Any participant who terminated employment prior to January 1, 2002, will receive an early pension benefit equal to the actuarial equivalent of the annual amount of the normal pension that would otherwise have been payable to the participant had he or she not elected to receive an early pension. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2011

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Christopher Martin	The First Sentinel Pension Plan	27	376,194	—
Thomas M. Lyons	The First Sentinel Pension Plan	12	39,627	—
Donald W. Blum	The Provident Bank Pension Plan	10	31,021	—
John F. Kuntz	The Provident Bank Pension Plan	10	33,493	—
Michael A. Raimonde	None applicable	—	—	—

(1)	The amounts shown are determined based on the measurement date of December 31, 2011. For the discount rate and other assumptions used, please refer to note 11 in the audited financial statements included in the Annual Report on Form 10-K.

Nonqualified Deferred Compensation

The following table sets forth information about the participation by each named executive officer under our nonqualified defined contribution plan at and for the year ended December 31, 2011.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2011

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (1)
Christopher Martin	—	17,958	9,411	—	27,369
Thomas M. Lyons	—	2,356	—	—	2,356
Donald W. Blum	—	2,801	85	—	2,886
John F. Kuntz	—	2,482	60	—	2,542
Michael A. Raimonde	—	369	—	—	369

(1)	The amounts shown represent the estimated 2011 Non-Qualified Supplemental Defined Contribution Plan contribution for 2011. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 30, 2011 (the last trading date in 2011) of $13.39. These contributions are included in the Summary Compensation Table in the column “All Other Compensation.”
(2)	The amounts shown represent interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan, and for Mr. Martin the amount includes interest and dividends on his balance in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown do not include any appreciation in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of Provident common stock at December 31, 2010 was $15.13 compared to $13.39 at December 30, 2011 (the last trading day in 2011). These amounts are not included in the Summary Compensation Table because the interest and dividends were not “above market.”

The Provident Bank maintains a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), which is a non-qualified plan that provides additional benefits to certain executives whose benefits under the 401(k) Plan and ESOP are limited by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified

ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond-equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in Provident common stock unless the committee administering the Supplemental Plan determines in its sole discretion to pay it in cash.

Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement and a three-year change in control agreement with Mr. Martin and two-year change in control agreements with Messrs. Blum, Kuntz, Lyons and Raimonde. The following tables reflect the amount of compensation and benefits payable to each of the named executive officers of Provident at December 31, 2011 pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements. The amount of compensation and benefits payable to each named executive officer upon an involuntary or good reason not-for-cause termination, termination following a change of control and in the event of disability (with respect to the employment agreement) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his termination. The amounts shown relating to unvested options and stock awards are based on the fair market value per share of Provident common stock on December 30, 2011 (the last trading date in 2011), or $13.39 per share. Using that fair market value, only certain unvested stock options had value at December 31, 2011. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown on the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G cutback provisions in each of the named executive officers’ agreements. There is no such cutback provision in Mr. Martin’s agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF DECEMBER 31, 2011

	Employment Agreement	Employment Agreement	Change in Control Agreement
Christopher Martin			After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($) (1)	Disability ($) (2)	Termination w/o Cause or for Good Reason ($)
Salary	530,000	397,500	1,500,000
Incentive/Bonus	348,899	—	1,151,550

Total Cash Payments	878,899	397,500	2,651,550

Medical	18,399	18,399	55,197
Dental	1,626	1,626	4,878
Life Insurance	1,363	1,363	4,090
LTD	867	867	2,600
Vision	168	168	503

Total Benefits	22,423	22,423	67,268

Total Cash & Benefits	901,322	419,923	2,718,818
Value Unvested Options	—	187,451	187,451
Value Unvested Awards	—	692,906	692,906

TOTAL	901,322	1,300,280	3,599,174

(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Payment represents 75% of base salary over a 12-month period along with 12 months of benefit payments. Payment will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment by another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

Thomas M. Lyons	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	560,000
Incentive/Bonus	245,784

Total Cash Payments	805,784

Medical	36,798
Dental	2,341
Life Insurance	1,446
LTD	1,733
Vision	528

Total Benefits	42,846

Total Cash & Benefits	848,630
Value Unvested Options	28,824
Value Unvested Awards	290,684

TOTAL	1,168,138

Donald W. Blum	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	560,000
Incentive/Bonus	245,040

Total Cash Payments	805,040

Medical	36,798
Dental	3,252
Life Insurance	1,484
LTD	1,733
Vision	335

Total Benefits	43,602

Total Cash & Benefits	848,642
Value Unvested Options	59,598
Value Unvested Awards	336,089

TOTAL	1,244,329

John F. Kuntz	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	563,000
Incentive/Bonus	247,100

Total Cash Payments	810,100

Medical	36,798
Dental	3,252
Life Insurance	1,448
LTD	1,733
Vision	528

Total Benefits	43,759

Total Cash & Benefits	853,859
Value Unvested Options	57,021
Value Unvested Awards	350,456

TOTAL	1,261,336

Michael A. Raimonde	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	500,000
Incentive/Bonus	219,450

Total Cash Payments	719,450

Medical	—
Dental	—
Life Insurance	1,289
LTD	1,610
Vision	—

Total Benefits	2,899

Total Cash & Benefits	722,349
Value Unvested Options	50,345
Value Unvested Awards	296,642

TOTAL	1,069,336

Director Compensation

Elements of Director Compensation

Director Fees

Non-management directors are paid meeting fees for attending board and committee meetings as follows:

•	$1,250 for each board meeting attended;

•	$1,000 for each Compensation Committee, Governance/Nominating Committee and Risk Committee meeting attended; and

•	$1,000 for each Directors’ Wealth Management and Trust Committee meeting of the board of directors of The Provident Bank attended.

The Chair of the Audit Committee is paid an annual retainer of $27,500 and the members of the Audit Committee are paid an annual retainer of $15,000 in lieu of being paid meeting fees.

The Chairs of the other board committees are paid meeting fees as follows:

•

$2,000 meeting fee for the Chairs of the Compensation, Governance/Nominating and Risk Committees and the Chair of The Provident Bank’s Directors’ Wealth Management and Trust Committee for each committee meeting they attend in such capacity.

In addition to the meeting fees paid for attendance, an annual retainer of $30,000 is paid to each non-management director of The Provident Bank board. In 2011, an annual grant of 6,000 shares of time-vesting restricted stock was made to each non-management director as a component of the annual director compensation. The Lead Director is paid an additional annual retainer of $10,000.

The board of directors establishes non-management director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation. The Compensation Committee has not recommended any changes to the compensation for non-management directors in 2012.

Director Benefits

The Provident Bank makes available to each non-management director an annual medical examination under an arrangement with a designated service provider. A non-management director may also enroll in the health, dental and vision plans generally made available to The Provident Bank’s employees, so long as the non-management director bears the entire cost of the coverage.

Retirement Plan for the Board of Directors of The Provident Bank

The Retirement Plan for the Board of Directors of The Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes three current directors), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the age of 72 with at least ten years of service on the board is 40 quarterly payments of $1,250. The Provident Bank may suspend payments under this plan if it does not meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The Provident Bank may terminate this plan at any time although such termination may not reduce or eliminate any benefit previously accrued to a board member without his or her consent. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of a change in control.

Voluntary Fee Deferral Plans

Non-management directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with the acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

The following table sets forth for the year ended December 31, 2011 certain information as to total remuneration paid to directors who served on the board of directors in 2011 other than Mr. Martin, who is not paid director fees. Compensation paid to Mr. Martin is included in “Executive Compensation—Summary Compensation Table.”

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
Thomas W. Berry	74,250	88,680	—	—	2,820	165,750
Laura L. Brooks	84,250	88,680	—	—	2,820	175,750
Geoffrey M. Connor	64,250	88,680	—	3,185	2,820	158,935
Frank L. Fekete	84,416	88,680	—	1,873	2,820	177,789
Terence Gallagher	69,500	88,680	—	—	2,820	161,000
Carlos Hernandez	49,000	88,680	—	2,157	2,820	142,657
Thomas B. Hogan Jr.	72,950	88,680	—	—	2,820	164,450
William T. Jackson(4)	18,750	29,560	—	4,240	940	53,490
Katharine Laud	66,250	88,680	—	—	2,820	157,750
Arthur McConnell(4)	18,750	29.560	—	905	940	50,155
Edward O’Donnell	62,000	88,680	—	1,547	2,820	157,047
Jeffries Shein	63,250	88,680	—	—	2,820	154,750

(1)	The amounts shown reflect the aggregate grant date fair value of the one-year time-vesting restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. These restricted stock awards were made on February 3, 2011 and were not vested as of December 31, 2011.
(2)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of The Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006.
(3)	This amount includes dividend payments on unvested restricted stock awards.
(4)	Messrs. Jackson and McConnell served on the Board until April 28, 2011.

The aggregate total stock option grants to non-executive directors are shown below:

Name	Grant Date	Expiration Date	Stock Options (#)	Exercise Price ($)	Grant Date Fair Value ($) (1)	Outstanding Unexercised Stock Options as of December 31, 2011 (#)
Thomas W. Berry	2/22/06	2/22/16	7,000	18.55	31,150
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000
Laura L. Brooks	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	15,000
Geoffrey M. Connor	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Frank L. Fekete	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Carlos Hernandez	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
William T. Jackson	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Katharine Laud	1/29/08	1/29/18	8,000	12.54	25,280	4,800
Arthur McConnell	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Edward O’Donnell	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Jeffries Shein	2/22/06	2/22/16	7,000	18.55	31,150
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000

(1)	The amounts shown reflect the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Messrs. Gallagher and Hogan have not been granted stock options.

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes Provident’s executive compensation program and the compensation decisions made by the Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2011 Annual Meeting of Stockholders, the Board of Directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, the Board of Directors has determined that Provident will hold an annual advisory vote on executive compensation until the next required stockholder vote relating to the frequency of stockholder voting on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Provident’s executive compensation program is based on a pay for performance philosophy that is designed to support Provident’s business strategy and align the interests of its executives with its stockholders. The board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped Provident’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is requesting stockholders to support this proposal. While this advisory vote is non-binding, the Compensation Committee and the board of directors value the views of the stockholders and will consider the outcome of this vote in future executive compensation decisions.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PAID TO PROVIDENT’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Provident’s independent registered public accounting firm for the year ended December 31, 2011 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as the independent registered public accounting firm for Provident for the year ending December 31, 2012, subject to the ratification by Provident’s stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by Provident’s Bylaws or otherwise. However, the board of directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of Provident’s annual financial statements, review of the financial statements included in Provident’s

Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $850,500 and $799,500 during the fiscal years ended December 31, 2011 and 2010, respectively.

Audit-Related Fees. The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $105,000 and $105,000 during the fiscal years ended December 31, 2011 and 2010, respectively. These services included audits of Provident’s employee benefit plans.

Tax Fees. No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2011 and 2010. The Audit Committee has a policy that the independent registered public accounting firm shall not perform the preparation and filing of Provident’s corporate tax returns, tax compliance and other tax-related services.

All Other Fees. The aggregate fees billed to Provident for other permissible services rendered by KPMG LLP were $0 during the each of the fiscal years ended December 31, 2011 and 2010.

Pre-Approval Policy. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident’s executive office, 239 Washington Street, Jersey City, New Jersey 07302, no later than November 16, 2012. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

The Bylaws of Provident provide an advance notice procedure for certain business, or nominations to the board of directors to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Corporate Secretary of Provident not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s annual meeting, or by no later than November 16, 2012 for next year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned; describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

As of the date of this Proxy Statement, the board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

AN ADDITIONAL COPY OF PROVIDENT’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com.

THE CHARTERS OF THE AUDIT, COMPENSATION, GOVERNANCE/NOMINATING AND RISK COMMITTEES OF PROVIDENT’S BOARD OF DIRECTORS, PROVIDENT’S CORPORATE GOVERNANCE PRINCIPLES, PROVIDENT’S CODE OF BUSINESS CONDUCT AND ETHICS AND PROVIDENT’S INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED IN YOUR PROXY CARD.

REVOCABLE PROXY

PROVIDENT FINANCIAL SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 26, 2012

THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC.

SOLICITS THIS PROXY.

The undersigned hereby appoints Thomas W. Berry, Laura L. Brooks, Frank L. Fekete, Terence Gallagher, Carlos Hernandez, Thomas B. Hogan Jr., and Katharine Laud, or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the “Company”) that the undersigned is entitled to vote, only at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Doubletree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 26, 2012 at 10:00 am., local time, and at any and all adjournments or postponements thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The person signing this proxy acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting and Proxy Statement.

Should the signer be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2012 Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê     FOLD AND DETACH HERE    ê

PROVIDENT FINANCIAL SERVICES, INC. – ANNUAL MEETING, APRIL 26, 2012

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/5429

You can vote in one of three ways:

1.	Call toll free 1-855-288-9010 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/pfs and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5429

z					{
		PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
	X		PROVIDENT FINANCIAL SERVICES, INC.	Annual Meeting of Stockholders
APRIL 26, 2012

		For	Withhold All	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed below (except as marked to the contrary below), each for a three-year term:	☐	☐	☐	2.	The approval (non-binding) of executive compensation.	☐	☐	☐
							For	Against	Abstain
	(01) Geoffrey M. Connor (02) Christopher Martin (03) Edward O’Donnell (04) Jeffries Shein				3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐

	INSTRUCTION: To withhold authority to vote for any nominee(s), mark “FOR ALL EXCEPT” and write that nominee’s name or number in the space provided below.					THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED; and “FOR” PROPOSALS 2 and 3.
						Please check box if you plan to attend the Annual Meeting.			☐
						Please note any address change below:			☐

	Please be sure to date and sign this proxy card in the box below.	Date

	Sign above	Co-holder (if any) sign above
Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder may sign, but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. An authorized officer should sign corporate or partnership proxies.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
x									y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
é		é

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.   By Mail; or

2.   By Telephone; or

3.   By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 26, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3 a.m., April 26, 2012:	3 a.m., April 26, 2012 go to
1-855-288-9010	https://www.rtcoproxy.com/pfs

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/5429

Your vote is important!